As filed with the Securities and Exchange Commission on March 7, 2005

Registration No. 333-             *

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3072771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Enclave Parkway Houston, Texas	77077
(Addresses of Principal Executive Offices)	(Zip Code)

Cabot Oil & Gas Corporation 2004 Incentive Plan

(Full title of the plan)

Lisa A. Machesney

Cabot Oil & Gas Corporation

1200 Enclave Parkway

Houston, Texas 77077

(Name and address of agent for service)

(281) 589-4600

(Telephone number, including area code, of agent for service)

copy to:

J. David Kirkland, Jr.

Baker Botts L.L.P.

910 Louisiana

Houston, Texas 77002

(713) 229-1234

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $.10 per share(2)	1,700,000	$55.62	$94,554,000	$11,129.01

(1)	Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee and based upon the average of the high and low prices reported in the consolidated reporting system for the Common Stock on the New York Stock Exchange on March 4, 2005.
(2)	Includes the Right to Purchase Preferred Stock associated with the Common Stock.

*	Note: Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus relating to this Registration Statement also relates to shares of Common Stock registered on a Form S-8 (Registration No. 333-37632) previously filed on May 23, 2000 and a Form S-8 (Registration No. 333-92264) previously filed on July 11, 2002, to the extent such shares are issued under the Cabot Oil & Gas Corporation 2004 Incentive Plan and not under the 1994 Long-Term Incentive Plan of Cabot Oil & Gas Corporation (as amended and restated).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information concerning the plan required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by Cabot (SEC File No. 1-10447) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

1.	The description of Cabot’s common stock contained in Cabot’s Registration Statement on Form 8-A filed on January 24, 1990, as amended by Form 8-K dated July 1, 2003, and the description of Rights to Purchase Series A Junior Participating Preferred Stock contained in Cabot’s Registration Statement on Form 8-A filed April 1, 1991, as amended by Form 8-K dated December 8, 2000, as Cabot may update that description from time to time;

2.	Cabot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004; and

3.	Cabot’s Current Reports on Form 8-K filed on February 23, 2005 and February 28, 2005.

All documents filed by Cabot with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Article XXXVIII of Cabot’s By-laws provides for indemnification of the directors and officers of Cabot to the full extent permitted by law, as now in effect or later amended. Article XXXVIII of the By-laws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding shall be paid by Cabot upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by Cabot.

Additionally, Cabot’s Certificate of Incorporation (the “Charter”) contains a provision that limits the liability of Cabot’s directors to the fullest extent permitted by the Delaware General Corporation Law. The provision eliminates the personal liability of directors to Cabot or its stockholders for monetary damages for breach of the director’s fiduciary duty of care as a director. As a result, stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to Cabot or to stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect of any transaction from which a director receives an improper personal benefit.

In addition to its Charter and By-law provisions, Cabot has taken such other steps as are reasonably necessary to effect its indemnification policy. Cabot has placed in effect insurance which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned By-law provision or otherwise and (b) to insure the officers and directors of the Company and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance. The Company has also entered into indemnification agreements with individual officers and directors. These agreements generally provide such officers and directors with a contractual right to indemnification to the full extent provided by applicable law and the By-laws of Cabot as in effect at the respective dates of such agreements.

Agreements which may be entered into with underwriters, dealers and agents who participate in the distribution of securities of the Company may contain provisions relating to the indemnification of the Company’s officers and directors.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit Number	Description
*4.1	Certificate of Incorporation of the Company (incorporated herein by this reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-32553)).

*4.2	Certificate of Amendment of Certificate of Incorporation (incorporated herein by this reference to the Current Report on Form 8-K of the Company dated July 1, 2002, File No. 1-10447).

*4.3	Certificate of Designation for Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1994, File No. 1-10447).

*4.4	Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Current Report on Form 8-K of the Company dated July 1, 2002, File No. 1-10447).

*4.5	Amended and Restated Bylaws of the Company (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, File No. 1-10447).

*4.6	Form of Certificate of Common Stock of the Company (incorporated herein by this reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-32553)).

*4.7	Rights Agreement, dated as of March 28, 1991, as amended and restated as of December 8, 2000 between the Company and Fleet National Bank, formerly known as The First National Bank of Boston and as BankBoston, N.A., as Rights Agent, which includes as Exhibit A the form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Current Report on Form 8-K dated December 8, 2000, File No. 1-10447).

*4.8	Cabot Oil & Gas Corporation 2004 Incentive Plan (incorporated herein by this reference to the Appendix B to the Proxy Statement of the Company for the year ended December 31, 2003, File No. 1-10447).

5	Opinion of Baker Botts L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Miller and Lents, Ltd.

23.3	Consent of Brown, Drew & Massey, LLP.

23.4	Consent of Baker Botts L.L.P. (included in opinion filed as Exhibit 5 to this registration statement).

24	Powers of Attorney (included in the signature pages hereof).

*	Incorporated by reference as indicated.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 7, 2005.

CABOT OIL & GAS CORPORATION

By:	/s/ Dan O. Dinges
Dan O. Dinges
Chairman, President and Chief Executive Officer

Each person whose signature appears below appoints Scott C. Schroeder and Lisa A. Machesney, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 7, 2005.

Signature	Title
/s/ Dan O. Dinges	Chairman, President and Chief Executive Officer
Dan O. Dinges

/s/ Scott C. Schroeder	Vice President and Chief Financial Officer (Principal Financial Officer)
Scott C. Schroeder

/s/ Henry C. Smyth	Vice President, Controller and Treasurer (Principal Accounting Officer)
Henry C. Smyth

/s/ Robert F. Bailey	Director
Robert F. Bailey

/s/ John G. L. Cabot	Director
John G. L. Cabot

Signature	Title
/s/ James G. Floyd	Director
James G. Floyd

/s/ Robert Kelly	Director
Robert Kelly

/s/ C. Wayne Nance	Director
C. Wayne Nance

/s/ P. Dexter Peacock	Director
P. Dexter Peacock

/s/ William P. Vititoe	Director
William P. Vititoe

INDEX TO EXHIBITS

Exhibit Number	Description

*4.1	Certificate of Incorporation of the Company (incorporated herein by this reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-32553)).

*4.2	Certificate of Amendment of Certificate of Incorporation (incorporated herein by this reference to the Current Report on Form 8-K of the Company dated July 1, 2002, File No. 1-10447).

*4.3	Certificate of Designation for Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1994, File No. 1-10447).

*4.4	Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Current Report on Form 8-K of the Company dated July 1, 2002, File No. 1-10447).

*4.5	Amended and Restated Bylaws of the Company (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, File No. 1-10447).

*4.6	Form of Certificate of Common Stock of the Company (incorporated herein by this reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-32553)).

*4.7	Rights Agreement, dated as of March 28, 1991, as amended and restated as of December 8, 2000 between the Company and Fleet National Bank, formerly known as The First National Bank of Boston and as BankBoston, N.A., as Rights Agent, which includes as Exhibit A the form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Current Report on Form 8-K dated December 8, 2000, File No. 1-10447).

*4.8	Cabot Oil & Gas Corporation 2004 Incentive Plan (incorporated herein by this reference to the Appendix B to the Proxy Statement of the Company for the year ended December 31, 2003, File No. 1-10447).

5	Opinion of Baker Botts L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Miller and Lents, Ltd.

23.3	Consent of Brown, Drew & Massey, LLP.

23.4	Consent of Baker Botts L.L.P. (included in opinion filed as Exhibit 5 to this registration statement).

24	Powers of Attorney (included in the signature pages hereof).

*	Incorporated by reference as indicated.